Exhibit 15

--------- --------- ---------                ARMANDO C. IBARRA
    A         C         I               CERTIFIED PUBLIC ACCOUNTANTS
--------- --------- ---------            A PROFESSIONAL CORPORATION




Armando C. Ibarra, C.P.A.                      Members of the California Society
                                               of Certified Public Accountants

Armando Ibarra, Jr., C.P.A., JD                Members of the American Institute
                                               of Certified Public Accountants

                                               Members of the Better Business
                                               Bureau since 1997




May 12, 2004


To Whom It May Concern:

The firm of Armando C. Ibarra, Certified Public Accountants, APC acknowledges awareness of the use and inclusion of the unaudited financial information for the March 31, 2004 10Q-SB and the amended SB-2 Registration Statement.



Very truly your

/s/ ARMANDO C. IBARRA
----------------------------
ARMANDO C. IBARRA, C.P.A.





















                      371 E. STREET, CHULA VISTA, CA 91910
                     TEL: (619) 422-1348 FAX: (619) 422-1465